Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Information Services, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
As discussed in notes 1 and 4 to the consolidated financial statements, the Company completed a spin-off of its Lender Processing Services segment on July 2, 2008.
/s/ KPMG LLP
September 30, 2009
Jacksonville, Florida
Certified Public Accountants